UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2021
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AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)
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Commission File Number: 1-6671

Delaware			23-3079390
(State or other jurisdiction of			(I.R.S. Employer
incorporation or organization)			Identification No.)

1 West First Avenue	Conshohocken	PA	19428-1800
(Address of principal executive offices)			(Zip Code)
(610) 727-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	ABC	New York Stock Exchange	(NYSE)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Proposed Opioid Litigation Settlement Agreement

As AmerisourceBergen Corporation (the “Company”) has previously disclosed, a significant number of counties, municipalities, and other governmental entities in a majority of U.S. states and Puerto Rico, as well as numerous states and tribes, have filed lawsuits in various federal, state and other courts against pharmaceutical wholesale distributors (including the Company and certain subsidiaries, such as AmerisourceBergen Drug Corporation and H.D. Smith), pharmaceutical manufacturers, retail pharmacy chains, medical practices, and physicians relating to the distribution of prescription opioid pain medications. An initial group of cases was consolidated for Multidistrict Litigation ("MDL") proceedings before the United States District Court for the Northern District of Ohio (the "Court") in December 2017, and additional cases have continued to be transferred to the MDL.

On July 21, 2021, the Company announced that it and the two other national pharmaceutical distributors have negotiated a comprehensive proposed settlement agreement that, if all conditions are satisfied, would result in the resolution of a substantial majority of opioid lawsuits filed by state and local governmental entities.

The proposed settlement agreement and settlement process is subject to conditions and will not become effective unless and until the Company and the two other distributors each make separate independent determinations that (1) following a 30-day sign-on period, a sufficient number of “States” (including the District of Columbia and U.S. territories) have agreed to the proposed settlement agreement (the “Settling States”); and, subsequently, (2) following a 120-day sign-on period, a sufficient number of political subdivisions in the Settling States, including those that have not sued, have agreed to the proposed settlement agreement (or otherwise had their claims foreclosed). If these conditions are satisfied, a final settlement agreement based upon the terms contained in the proposed settlement agreement would become effective sixty (60) days after the distributors determine that there is sufficient participation by political subdivisions in the Settling States.

The proposed settlement agreement includes a cash component, pursuant to which the Company would pay up to approximately $6.4 billion, to be paid over 18 years. The exact payment amount will depend on several factors, including the participation rate of states and political subdivisions, the extent to which states take action to foreclose opioid lawsuits by political subdivisions (e.g., laws barring opioid lawsuits by political subdivisions), and the extent to which political subdivisions in Settling States file additional opioid lawsuits against the distributors after a settlement agreement becomes effective. West Virginia subdivisions and Native American tribes are not a part of this settlement process and the Company has been involved in separate negotiations with these groups. The settlement process does not contemplate participation by any non-governmental or non-political entities or individuals. The Company will make its first annual settlement payment into escrow on or before September 30, 2021, and the payment will be disbursed following the effective date, or returned to the Company if the settlement does not become effective.

The proposed settlement agreement also includes injunctive relief terms governing the distributors’ controlled substance anti-diversion programs, including with respect to: (1) governance; (2) due diligence for new and existing customers; and (3) suspicious order monitoring. A monitor will be selected to oversee compliance with these provisions for a period of five years. In addition, the Company and the two other distributors will engage a third-party vendor to act as a clearinghouse for data aggregation and reporting. The distributors will fund the clearinghouse for ten years.

The Company believes that implementation of the settlement contemplated by the proposed settlement agreement offers a measure of relief from certain litigation that could otherwise materially affect the results of operations or cash flows of the Company in particular quarterly or annual periods or its financial condition. In evaluating any settlement to resolve lawsuits related to the distribution of prescription opioid pain medication, the Company will continue to weigh carefully the potential benefits, principally greater regulatory and litigation certainty and a reduction in aggregate contingency risk, against the resulting monetary, regulatory and other costs.

No Assurances

The Company can provide no assurance that the settlement will be achieved on the basis set forth in the proposed settlement agreement or that it will be achieved without modifications that are materially adverse to the Company and the other distributors, particularly in light of the complex legal and factual issues involved and the need to obtain approvals by a sufficient number of states and their political subdivisions, the Company and the two other distributors, as well as the entry of certain court orders.

Until such time as a plaintiff participates in the proposed settlement or otherwise resolves its lawsuit, the Company will continue to litigate and prepare for trial in each of the cases pending in the MDL, those remanded from the MDL to federal district courts, as well as in state courts where lawsuits have been filed, and intends to continue to vigorously defend itself in all such cases.

The joint press release by the Company and the two other distributors relating to the proposed settlement agreement, dated July 21, 2021, is filed as Exhibit 99.1 to this Current Report on Form 8-K. Additionally, the foregoing description of the proposed settlement agreement does not purport to be complete and is qualified in its entirety by reference to the proposed settlement agreement, which is filed as Exhibit 99.2 to this Current Report on Form 8-K. Exhibits 99.1 and 99.2 are each incorporated herein by reference.

Settlement of New York Trial

On July 20, 2021, the Company and the two other national pharmaceutical distributors announced that they had reached an agreement to pay up to $1.179 billion in a settlement with the State of New York and its participating subdivisions, including Nassau and Suffolk Counties, to resolve opioid-related claims, consistent with New York's allocations under the proposed settlement agreement, as well as certain attorneys' fees and costs. Under the settlement, a trial in New York state that was not part of the MDL, for cases brought by Nassau and Suffolk Counties and the New York Attorney General against a variety of defendants, including the Company, will be dismissed with prejudice.

New York has signed on to the proposed opioid litigation settlement agreement described above as a Settling State, and the terms of the proposed settlement agreement will substantially supersede the terms in the New York settlement provided that the proposed settlement becomes effective by July 1, 2022.

The joint press release by the Company and the two other distributors relating to the New York settlement, dated July 20, 2021, is attached as Exhibit 99.3 and incorporated herein by reference.

Cautionary Statements Regarding Forward Looking Statements

The preceding descriptions of a potential resolution of certain governmental entities’ opioids-related claims against the Company constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those in those statements. It is not possible to identify all such risks and uncertainties. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the Company undertakes no obligation to publicly update forward-looking statements. Risk factors include, but are not limited to: the settlement process may not result in a resolution of all or any claims against the Company regarding its role in distributing opioids; the Company may continue to experience costly and disruptive legal disputes and settlements related to distribution of controlled substances, including opioids; the Company might experience losses not covered by insurance; and the Company might be adversely impacted by changes in tax legislation or challenges to their respective tax positions. Investors should read the important risk factors described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit

99.1	News Release of AmerisourceBergen Corporation, Cardinal Health, and McKesson Corporation, dated July 21, 2021.

99.2	Proposed Settlement Agreement dated July 21, 2021.

99.3	News Release of AmerisourceBergen Corporation, Cardinal Health, and McKesson Corporation, dated July 20, 2021.

104	Cover Page Interactive Data File (formatted as inline XBRL)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date:	July 23, 2021	By:	/s/ John G. Chou
		Name:	John G. Chou
		Title:	Executive Vice President & Chief Legal Officer